UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A
Amendment No. 1 to
Registration Statement on Form 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	54-2086934 (I.R.S. Employer or Identification No.)

1000 Abernathy Road, Suite 1200 Atlanta, Georgia (Address of principal executive offices)	30328 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Series A Junior Participating	New York Stock Exchange
Preferred Stock Purchase Rights
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: None.
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
     Beazer Homes USA, Inc. (the “Company”) hereby amends, by supplementing with the information set forth below, its Form 8-A filed with the Securities and Exchange Commission on August 7, 2009:
     On January 7, 2010, the Company entered into an amendment (the “Amendment”) to that certain Section 382 Rights Agreement, dated as of July 31, 2009 (the “Rights Agreement”), with American Stock Transfer & Trust Company, LLC for the purpose of amending the Expiration Date of the Rights (each as defined in the Rights Agreement). Pursuant to the Amendment, as of 9:00 A.M. (Eastern Time) on January 7, 2010, the Rights were no longer outstanding and were not exercisable and the Rights Agreement was terminated and of no further force and effect.
     The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.1 and incorporated herein by reference.
Item 2. Exhibits.

4.1	First Amendment, dated January 7, 2010, to Section 382 Rights Agreement, dated as of July 31, 2009, between Beazer Homes USA, Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 12, 2010).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BEAZER HOMES USA, INC.
Date: January 12, 2010	By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury
Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Form 8-A/A]

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Amendment, dated January 7, 2010, to Section 382 Rights Agreement, dated as of July 31, 2009, between Beazer Homes USA, Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 12, 2010).